Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	SLG SPAC Fund LLC

Address of Joint Filer:	c/o Spark I Acquisition Corporation
3790 El Camino Real, Unit #570
Palo Alto, CA 94306

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Spark I Acquisition Corporation [SPKLU]

Date of Event Requiring Statement:
(Month/Day/Year):	10/05/2023

Name of Joint Filer:	Ho Min (Jimmy) Kim

Address of Joint Filer:	c/o Spark I Acquisition Corporation
3790 El Camino Real, Unit #570
Palo Alto, CA 94306

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Finance Officer)

Issuer Name and Ticker or Trading Symbol:	Spark I Acquisition Corporation [SPKLU]

Date of Event Requiring Statement:
(Month/Day/Year):	10/05/2023